                                                                      Exhibit 11

                        CMG INFORMATION SERVICES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)

                                                                              Year Ended July 31,
                                                                           1997       1996      1995
                                                                        ----------  --------  ---------

Primary:
Income (loss) from continuing operations                                 $(22,027)   $14,322   $ 4,762
Discontinued operations, net of income taxes:
  Loss from operations of BookLink Technologies, Inc.                          --         --      (690)
  Gain on disposal of BookLink Technologies, Inc.                              --         --    24,143
                                                                         --------    -------   -------
Net income (loss)                                                        $(22,027)   $14,322   $28,215
                                                                         ========    =======   =======

Weighted average common and common equivalent shares outstanding:
  Shares outstanding at the beginning of the year                           9,167      8,839     8,767
  Weighted average treasury shares acquired during the year                   (26)        --        --
  Weighted average shares issued during the year                              288        165        18
  Weighted average common stock equivalents                                    --        678       606
                                                                         --------    -------   -------

Weighted average common and common equivalent shares outstanding            9,429      9,682     9,391
                                                                         ========    =======   =======

Income (loss) from continuing operations                                 $  (2.34)   $  1.48   $  0.51
Discontinued operations, net of income taxes:
  Loss from operations of BookLink Technologies, Inc.                          --         --     (0.07)
  Gain on disposal of BookLink Technologies, Inc                               --         --      2.56
                                                                         --------    -------   -------
Primary net income (loss) per share                                      $  (2.34)   $  1.48   $  3.00
                                                                         ========    =======   =======

Fully diluted:

Income (loss) from continuing operations                                 $(22,027)   $14,322   $ 4,762
Discontinued operations, net of income taxes:
  Loss from operations of BookLink Technologies, Inc.                          --         --      (690)
  Gain on disposal of BookLink Technologies, Inc.                              --         --    24,143
                                                                         --------    -------   -------
Net income (loss)                                                        $(22,027)   $14,322   $28,215
                                                                         ========    =======   =======

Weighted average common and common equivalent shares outstanding:

  Shares outstanding at the beginning of the year                           9,167      8,839     8,767
  Weighted average treasury shares acquired during the year                   (26)        --        --
  Weighted average shares issued during the year                              288        165        18
  Weighted average common stock equivalents                                    --        894       959
                                                                         --------    -------   -------
Weighted average common and common equivalent shares outstanding            9,429      9,898     9,744
                                                                         ========    =======   =======

Income (loss) from continuing operations per share                       $  (2.34)   $  1.45   $  0.49
Discontinued operations, net of income taxes:
  Loss from operations of BookLink Technologies, Inc.                          --         --     (0.07)
  Gain on disposal of BookLink Technologies, Inc.                              --         --      2.48
                                                                         --------    -------   -------
Fully diluted net income (loss) per share                                $  (2.34)   $  1.45   $  2.90
                                                                         ========    =======   =======


All share information contained in the per share calculations has been adjusted to reflect 2-for-1 and 3-for-2 common stock splits effected as stock dividends on February 2, 1996 and March 17, 1995, respectively.